Approved December 17, 2009

Federal Home Loan Bank of Topeka
Executive Short-Term Incentive Plan Targets
Goal Metrics, Metric Performance Ranges, Metric Weights and Shareholder Safeguard

This document specifies goal metrics, metric performance ranges, metric weights and shareholder safeguard for the participants (Participants) in the Executive Short-Term Incentive Plan (Plan).

A.	Goal Metrics. The following goal metrics are assigned to the Participants under the Plan. All calculations including interest rates will be rounded to two decimal places.

1.	Core Return Spread on Class B Common Stock

•	Definition: The spread between Pre-SFAS 133, Pre AHP/REFCORP core return available for Class B Common Stock (weighted by the amount Class B Common Stock outstanding each day) and the weighted average daily Overnight Federal funds effective rate (Fed Effective).

•	Measure: Pre-SFAS 133, AHP and REFCORP core return available for Class B Common Stock (using core income as defined below), less earnings attributed to Class A Common Stock (defined as the sum of the daily amounts calculated by multiplying the outstanding Class A Common Stock times Fed Effective plus 1.61 percent for each day), relative to average Class B Common Stock outstanding for the period as a spread over the Fed Effective for the period.

Core income is defined as follows:

•	Net income calculated under generally accepted accounting principles (GAAP)

•	Plus AHP/REFCORP assessments

•	Excluding the impact or adjustment required because of Statement of Financial Accounting Standards No. 133 (SFAS 133)

•	Plus dividends on redeemable Class A and Class B Common Stock treated as interest expense under Statement of Financial Accounting Standards No. 150

•	Minus prepayment fees

•	Minus/plus realized or unrealized gains/losses on securities (excludes any charges for other-than-temporary impairment of securities)

•	Minus/plus gains/losses on early retirement of debt and related derivatives

•	Minus/plus any amortization/accretion of premium/discount on unswapped mortgage-backed securities in the FHLBank’s trading portfolio (not amortized/accreted under GAAP)

•	Performance Ranges:

Annual and Interim Performance Ranges:

Annual and Interim
Performance Ranges
Threshold	4.05%
Target	6.76%
Optimum	9.47%

2. Net Income after Capital Charge

•	Definition: The dollar amount of core earnings, Pre-SFAS 133, which exceed the cost of the required return on capital.

•	Measure: Core earnings as defined above but Post-AHP/REFCORP, less required return on all capital. The required return on capital is the sum of the outstanding Class B Common Stock times three-month LIBOR plus 1.00 percent for each day during the year plus the sum of all other capital (regulatory for Class A Common Stock and GAAP for retained earnings and other comprehensive income) times three-month LIBOR for each day during the year.

•	Performance Ranges:

Annual Performance Range:

Annual Performance Range
Threshold	$26,120,000
Target	$52,230,000
Optimum	$78,350,000

Interim Performance Ranges for Quarterly Payouts against Annual Award:

	Interim Performance Ranges
	March 31	June 30
Threshold	$6,530,000	$13,060,000
Target	$13,057,500	$26,115,000
Optimum	$19,587,500	$39,175,000

3.	Core Product Utilization

•	Definition: Weighted average member and housing associate usage of core banking (profit-oriented) products.

•	Measure: Calculate the utilization ratio for each identified product by dividing the number of members and housing associates at the end of the year that qualify as a user of a product (as defined below after each product) at any time during the current year by the total number of members and housing associates at the end of the current year. A weighted average utilization ratio across all products is calculated by multiplying the percentage weighting listed below times the utilization ratio for that product and then summing the products.

Line of Credit Advances	15%	(outstanding balance on any day)
Regular Advances	25%	(outstanding balance on any day)
Letters of Credit	15%	(letter outstanding on any day)
MPF Program	25%	(sold loan on any day in last 12 months)
Overnight Deposits	10%	(outstanding balance on any day)
Safekeeping	10%	(balance at month-end)

•	Performance Ranges:

Annual Performance Range:

Annual Performance Range
Threshold	46.96%
Target	49.46%
Optimum	51.96%

•	Interim Performance Ranges for Quarterly Payouts against Annual Award:

Calculate the 12 month rolling weighted average utilization, as defined above, but using quarter end number of members and housing associates. The quarterly payouts will be based upon this table:

	Interim Performance Ranges
	March 31	June 30
Threshold	45.56%	45.90%
Target	48.06%	48.40%
Optimum	50.56%	50.90%

4.	Mission Product Utilization

•	Definition: Member usage of mission-oriented products. Mission-oriented products consist of the following:

•	Affordable Housing Program (AHP);

•	Community Housing Program (CHP)/Community Development Program (CDP);

•	Homeownership Set-aside Programs (RFHP or TOP); and

•	Joint Opportunities for Building Success (JOBS).

•	Measure: Calculate the number of FHLBank members at the time of mission product usage that qualify as a user of a product (as defined below following each product) at any time during the current calendar year. For purposes of calculating the number of qualifying users a member is counted only once within each mission-oriented product category. Program participation use is credited and remains credited for the entire calendar year irrespective of whether the participating member is subsequently acquired, merged or otherwise terminates FHLB membership.

•	Mission-oriented Product Category Usage Definitions

•	AHP — Application submitted. Applications submitted by a member but subsequently deemed to be ineligible by the FHLBank will be counted as a qualified use.

• CHP/CDP – Applications approved.
• Homeownership Set-aside Programs (RFHP or TOP) — Agreement submitted.
• JOBS — Applications submitted.

•	Performance Ranges:

Annual Performance Range:

Annual Performance Range
Threshold	369
Target	458
Optimum	547

Interim Performance Ranges for Quarterly Payouts against Annual Award:

	Interim Performance Ranges
	March 31	June 30
Threshold	175	289
Target	235	373
Optimum	292	449

5.	Risk Management

DefinitionU: Risk Management – Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual survey consisting of five questions on risk management including internal controls. General risk categories are business, operations, market, credit, liquidity and capital risks.

•	Performance Ranges

Weighted Average Score	Payout
5 (superior)	150%
4(highly successful)	125%
3 (successful)	100%
2.5 (moderately successful)	50%
2 (marginally successful)	0%
1 (unsuccessful)	0%

•	Risk Management Metric Weights. The following metric weight for each goal metric is assigned to the Participants.

Risk Management Area	Weighting
Business Risk (stability of earnings over five-year period, ranking among FHLBanks)	20%
Operations Risk – Regulatory Compliance (exam results, management responsiveness, etc.)	25%
Operations Risk – Internal Controls (internal audit findings, management responsiveness, etc.)	25%
Market Risk (DOE, MVE/TRCS trends, etc.)	20%
Credit Risk (exam results, credit events/losses, OTTI, etc.)	10%
Total	100%

B.	Shareholder Safeguard. The shareholder safeguard metric is Threshold level of performance on the Core Return Spread on Class B Common Stock. If this threshold level of performance is not met, no incentive will be paid under this plan. In addition, if the Risk Based Capital requirements are not met, then the Compensation Committee shall have the right to determine whether incentive will be paid under this plan.

C.	Metric Weights. The following metric weight for each goal metric is assigned to the Participants.

Objective	Metric Weight
1. Core Return Spread on Class B Common Stock	25%
2. Net Income after Capital Charge	25%
3. Core Product Utilization	15%
4. Mission Product Utilization	10%
5. Risk Management	25%